                                                                   EXHIBIT 23.7



                         CONSENT OF WILLIAM T. DONOVAN


         The undersigned hereby consents to the references in this registration statement to the undersigned as becoming a director of the registrant upon closing of the Merger to which this registration statement relates, and to all other references to the undersigned included in or made a part of this registration statement.




                                       /s/ WILLIAM T. DONOVAN


                                       WILLIAM T. DONOVAN

Houston, Texas

April 25, 1997